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                                                                    Exhibit 21.1

                   LIST OF SUBSIDIARIES OF CRM HOLDINGS, LTD.

Upon the completion of the restructuring described in the Registration Statement on Form S-1 of CRM Holdings, Ltd., the subsidiaries of CRM Holdings, Ltd. will be:

                                                 State or Other Jurisdiction of
Name                                             Incorporation or Organization
----                                             ------------------------------
1. Compensation Risk Managers, LLC                         New York
2. Compensation Risk Managers of California, LLC           California
3. Twin Bridges (Bermuda) Ltd.                             Bermuda
4. EIMAR, L.L.C.                                           New York
5. CRM USA Holdings, Inc.                                  Delaware